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                                                                      EXHIBIT 11

                 CASE CORPORATION AND CONSOLIDATED SUBSIDIARIES

               COMPUTATION OF EARNINGS PER SHARE OF COMMON STOCK
                      (IN MILLIONS, EXCEPT SHARE AMOUNTS)

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
                               THREE MONTHS ENDED         SIX MONTHS ENDED
                                    JUNE 30,                  JUNE 30,
                             ------------------------  ------------------------
                                1997         1996         1997         1996
                             -----------  -----------  -----------  -----------
COMPUTATIONS FOR STATEMENTS
 OF INCOME
  Primary earnings per
   share of common stock
   (average shares
   outstanding):
    Income before
     extraordinary loss....  $       138  $       110  $       202  $       185
    Extraordinary loss.....          --           --           --           (22)
                             -----------  -----------  -----------  -----------
    Net income.............          138          110          202          163
    Preferred stock
     dividends.............           (1)          (1)          (3)          (3)
                             -----------  -----------  -----------  -----------
    Net income to common...  $       137  $       109  $       199  $       160
                             ===========  ===========  ===========  ===========
    Average shares of
     common stock
     outstanding...........   73,748,383   72,002,505   73,615,068   71,650,424
    Incremental common
     shares applicable to
     restricted common
     stock based on the
     common stock daily
     average market price
     during the period.....      243,089      196,026      221,258      184,969
    Incremental common
     shares applicable to
     common stock options
     based on the common
     stock daily average
     market price during
     the period............    1,420,481    1,771,917    1,394,395    1,779,076
                             -----------  -----------  -----------  -----------
    Average common stock,
     as adjusted...........   75,411,953   73,970,448   75,230,721   73,614,469
                             ===========  ===========  ===========  ===========
  Earnings per share of
   common stock (including
   common stock
   equivalents):
    Net income after
     preferred stock
     dividends and before
     extraordinary loss....  $      1.82  $      1.47  $      2.65  $      2.47
    Extraordinary loss.....          --           --           --         (0.30)
                             -----------  -----------  -----------  -----------
    Net earnings per share
     of common stock.......  $      1.82  $      1.47  $      2.65  $      2.17
                             ===========  ===========  ===========  ===========
  Fully diluted earnings
   per share of common
   stock:
    Average shares of
     common stock
     outstanding...........   73,748,383   72,002,505   73,615,068   71,650,424
    Incremental common
     shares applicable to
     restricted common
     stock based on the
     more dilutive of the
     common stock ending or
     daily average market
     price during the
     period................      260,465      205,028      245,568      204,602
    Incremental common
     shares applicable to
     common stock options
     based on the more
     dilutive of the common
     stock ending or
     average market price
     during the period.....    1,611,137    1,771,866    1,631,815    1,779,000
    Average common shares
     issuable assuming
     conversion of the
     Series A Cumulative
     Convertible Preferred
     Stock and the
     Cumulative Convertible
     Second Preferred
     Stock.................    3,488,711    3,488,711    3,488,711    3,488,711
                             -----------  -----------  -----------  -----------
    Average common shares
     assuming full
     dilution..............   79,108,696   77,468,110   78,981,162   77,122,737
                             ===========  ===========  ===========  ===========
  Fully diluted earnings
   per average share of
   common stock, assuming
   conversion of all
   applicable securities:
    Net income before
     extraordinary loss....  $      1.74  $      1.42  $      2.56  $      2.40
    Extraordinary loss.....          --           --           --         (0.29)
                             -----------  -----------  -----------  -----------
    Net earnings per share
     of common stock.......  $      1.74  $      1.42  $      2.56  $      2.11
                             ===========  ===========  ===========  ===========
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